Exhibit 10.13
AGREEMENT TO EXCHANGE OWNERSHIP OF FIREBIRD VENTURES LLC MEMBERSHIP UNITS INTO ECOREADY CORPORATION SHARES

THIS EXCHANGE OF MEMBERSHIP UNITS AGREEMENT (this “Agreement”), dated and effective as of _____________ (the “Effective Date”), is entered into by and between ___________ with its principal address at ________________________ and Taxpayer ID _______________ (hereinafter referred to as Firebird Member) and EcoReady Corporation a Florida corporation with its principal place of business at 555 Winderley Place, Suite 300, Orlando, Florida 32953 (hereinafter referred to as “EcoReady”), collectively sometimes referred to as “the Parties”.

WITNESSETH:

WHEREAS, the Parties are members of FIREBIRD VENTURES, LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (hereinafter  “Company” “Firebird Ventures” or the “LLC”), with its wholly owned subsidiary FIREBIRD RESEARCH, LLC, a limited liability company duly organized and validly existing under the laws of the State of New York (hereinafter “Firebird Research”), both having a principal place of business at 247 West 30th Street, 11th Floor, New York, New York 10001 (the “Company”); and

WHEREAS, Exhibit A represents membership ownership positions in the Firebird Ventures as of May 12, 2010 that is based on the expected investments of $1million by EcoReady into Firebird Ventures for the purpose of acquiring Firebird Research, LLC.  A total of 1,000 membership units were allocated as of May 12, 2010 date; and

WHEREAS, Exhibit B represents membership ownership positions in the Firebird Ventures as of December 31, 2010, which is based on the total investment by EcoReady into Firebird Ventures of $750,000 and the total and final number of membership units issued being 900 units; and

WHERAS, The Firebird Member ownership position is _________ membership units; and

WHEREAS, EcoReady received 300 Class A Firebird Ventures membership units in exchange for its $750,000 investment, setting unit value at $2,500 per 1 (one) Firebird Ventures membership unit; and

WHEREAS, The Firebird Member has expressed interest in exchanging its Firebird Ventures membership units into EcoReady shares, currently trading under stock symbol ECRD.

NOW, THEREFORE, for valuable consideration, the parties hereby agree as follows:

1.           TRANSFER OF UNIT OWNERSHIP.   The Parties have agreed to exchange each Firebird Ventures membership unit into 1,316 restricted shares of EcoReady, based on the current price of $1.90 per share, with Class A designation providing additional 434 of restricted shares per each Class A membership unit, resulting in each Class A membership unit exchanged into 1,750 restricted shares of EcoReady.  Notwithstanding the transfer of Firebird membership unit ownership to EcoReady, as one of the Class __ unit holders, the Firebird Member will be entitled to repayment of its original cash investment of $________ (ten thousand) prior to Firebird making any profit distributions. Such repayments will be made to all original Class __ Firebird Members on a prorated basis and until their initial investment has been paid back in full.

2.           NUMBER OF ECOREADY SHARES RECEIVED.  Firebird Member for its __ Class __ membership units will receive ______ EcoReady restricted shares.

3.           NO OTHER CHANGES IN COMPANY AGREEMENTS.   The Parties hereby acknowledge that no other changes and/or modifications in the Company Operating Agreement and any other agreements executed and existing as of this date, will not be effected, expect that EcoReady will assume Firebird Ventures management responsibilities from Navillus Group and that EcoReady will appoint new members to Firebird Ventures board of managers.

4.           NO OTHER CONTRACTS.  The Parties represent and warrant that they are not a party to any contract or agreement with any third party, which would preclude them from entering into this Agreement.

5.           INDEMNITY.  The Parties and the Company shall indemnify, defend and hold harmless each other, its parent companies, subsidiaries and affiliates, and each of their respective directors, officers, shareholders, employees, agents, other brokers, assigns and attorneys, for any claim, loss, liability, damage, cost, fine or expense (including reasonable attorneys’ fees) related to any allegation regarding: any obligation undertaken, or representation or warranty made, by EcoReady pursuant to this Agreement; the performance of work by, or the conduct of, EcoReady, its agents, subcontractors and/or employees; any act, omission or negligence by EcoReady; any injury to person or property resulting from or related to the Services; and, any injury to person or property of Company or any of Company’s agents, subcontractors and/or employees.  Company shall indemnify, defend and hold harmless EcoReady, its parent companies, subsidiaries and affiliates, and each of their respective directors, officers, shareholders, employees, agents, other brokers, assigns and attorneys, for any claim, loss, liability, damage, cost, fine or expense (including reasonable attorneys’ fees) related to any allegation regarding: any obligation undertaken, or representation or warranty made, by Company pursuant to this Agreement; the performance of work by, or the conduct of, Company, its agents, subcontractors and/or employees; any act, omission or negligence by Company; any injury to person or property resulting from or related to the Services; and, any injury to person or property of EcoReady or any of EcoReady’s agents, subcontractors and/or employees.

6.           CONFIDENTIALITY.  Neither Party will disclose any Confidential Information to any person or entity for any reason, except as required to perform its obligations under this Agreement.  For purposes of this Agreement, Confidential Information shall include the financial terms of this Agreement as well as all records, reports, documents, designs, plans, contracts, literature, data, software, computer programs, source code, object code, information, memoranda, correspondence, and other material created, developed or used by EcoReady or Company pursuant to this Agreement, or delivered or transmitted to one party to the other party pursuant to this Agreement or otherwise. Confidential Information shall also include information in a party’s knowledge or possession concerning its business, marketing, administrative, advertising, budgeting or organizational plans, practices, policies and procedures, as well as  customer lists and scientific or technical information, regardless of whether such knowledge or information was obtained pursuant to this Agreement or otherwise. Each party shall own all rights, title and interest in all of its Confidential Information. The Parties agree that such Confidential Information is valuable and unique and that breach of this Paragraph will result in irreparable injury to the other party for which the party shall be entitled to immediate injunctive relief (without the necessity of notice or a bond), in addition to all other remedies available at law or in equity.  Confidential information shall not include any information already in the public domain.

7.           RELATIONSHIP.  Nothing herein shall create any agency, joint venture, or partnership relationship between the Parties, or between any Party and any of the other Party’s employees, contractors, agents or brokers.

8.           ENTIRE AGREEMENT.  This Agreement represents the entire agreement between the parties and supersedes and cancels all other contracts, agreements, representations and understandings between the parties, whether written or oral, expressed or implied.  This Agreement shall bind and inure to the benefit of each party, their parent companies, subsidiaries and affiliates, and each of their respective officers, directors, shareholders, investors, business associates, owners, partners, and employees, brokers, agents, contractors and assigns.  This Agreement may not be modified or amended except in writing signed by both parties.  The terms of this Agreement are the result of negotiations in which each party had the opportunity to review and revise any term herein.  Consequently, this Agreement shall not be construed for or against either party as a result of the manner in which it was drafted.

9.           GOVERNING LAW.  This Agreement shall be governed by and interpreted and enforced in accordance with Florida law.  Any suit or action regarding this Agreement or the Services performed by EcoReady shall be brought in the federal or state courts located in Orlando, Florida.  Both Parties hereby consent to jurisdiction and venue in Orlando, Florida for purposes of any suit or action arising out of this agreement.

10.         AUTHORITY.  Each Party represents and warrants that it has full power and authority to enter into this Agreement and to perform its obligations hereunder.  Any individual signing this Agreement on behalf of a Party represents and warrants that he or she has full authority to do so.  The Parties represent and warrant that they have read and completely understand all provisions of this Agreement, that they have not relied on EcoReady for any legal, financial or other advice in evaluating the terms of this Agreement, and that they enter this Agreement of their own free will and after obtaining such legal or other advice as they deem appropriate.  The entire agreement between the parties, and may only be modified by a Supplementary Agreement thereto, duly signed by an officer of each of the parties hereto.

11.         NOTICES.  All notices hereunder shall be sent by hand delivery, facsimile transmission, overnight receipted delivery or by registered or certified mail to the Parties hereto as follows:

To Firebird Member:

Name:
Address:
Taxpayer ID No.:
Phone:
Fax:
Email:

To EcoReady:

EcoReady Corporation
Attn: Boris Rubizhevsky, CEO
555 Winderley Place, Suite 300,
Orlando, Florida 32953
(321) 735-0558 (office)
(321-978-0343 (fax)

IN WITNESS WHEREOF, the parties hereto have signed this Agreement, thereunto duly authorized on the day and year above written.

FIREBIRD MEMBER	COMPANY:
Firebird Ventures, LLC and Firebird Research, LLC

By:	By:

Name:	Name:
Managing Member

ECOREADY CORPORATION:

By:
Boris Rubizhevsky
President &CEO

EXHIBIT A
May 12, 2010 Ownership

	Cash Investment	# of Units	% of Total Units

Class A Members:

EcoReady Corporation	$ 650,000 on the Effective Date	400	40%
1365 N. Courtenay Parkway	$ 100,000 within thirty (30) days
Suite A	following the Effective Date
Merritt Island, Fl 32953	$ 250,000 within ninety (90)
Taxpayer ID No. 65-0736042	days following the Effective Date,
	or sooner if requested by the Board
	EcoReady Corporation’s Capital Investment
	Commitment is $1,000,000

Rose Meadow LLC	$ 100,000	40	4%
85 Eleventh Street
Garden City, NY 11530
Taxpayer ID No. 06-4445706

Pine Street Capital LLC	$ 15,000	6	0.6%
200 West 20th Street 708
New York, NY 10011
Taxpayer ID No. ###-##-####

Daniel Katz	$ 10,000	4	0.4%
333 East 79th Street
Apt 15MZ
New York, NY 10075
Taxpayer ID No. 091-64-025

David Gumberg	$ 10,000	4	0.4%
247 West 30th Street
11th Floor
New York, NY 10001
Taxpayer ID No. ###-##-####

Class B Members:

Navillus Group, LLC	$ 1	346	34.6%
247 West 30th Street
Floor 11
New York, NY 10001
Taxpayer ID No.

National Holding Company	$ 1	50	5%
2374 Motor Parkway
Ronkonkoma, NY 11779
Taxpayer ID No. 27-1986113

Shorebrooks Holding Corp.	$ 1	50	5%
133 Cirrus Rd
Holdrook, NY 11741
Taxpayer ID No. 27-2337613

Class C Members:

Robert Feldstein	$ 1	50*	5%
16 Springhurst Park Drive
Dobbs Ferry, NY 10522
Taxpayer ID No.

Charles Dexter Powers, Jr.	$ 1	50*	5%
Unit 503, Block 3
Nan Fung Industrial City
18 Tin Hau Road
Tuen Mun, Hong Kong, N.T. SAR
Taxpayer ID No.

* Subject to vesting and forfeiture as described in the Operating Agreement

EXHIBIT B
December 31, 2010 Ownership

	Cash Investment	# of Units	% of Total Units

Class A Members

EcoReady Corporation	$750,000	300	33.3%
1365 N. Courtenay Parkway
Suite A
Merritt Island, Fl 32953
Taxpayer ID No. 65-0736042

Rose Meadow LLC	$100,000	40	4.4%
85 Eleventh Street
Garden City, NY 11530
Taxpayer ID No. 06-4445706

Pine Street Capital LLC	$15,000	6	0.66%
200 West 20th Street 708
New York, NY 10011
Taxpayer ID No. ###-##-####

Daniel Katz	$10,000	4	0.44%
333 East 79th Street
Apt 15MZ
New York, NY 10075
Taxpayer ID No. 091-64-025

David Gumberg	$10,000	4	0.44%
247 West 30th Street
11th Floor
New York, NY 10001
Taxpayer ID No. ###-##-####

Class B Members:

Navillus Group, LLC	$1	346	38.4%
247 West 30th Street
Floor 11
New York, NY 10001
Taxpayer ID No.

National Holding Company	$1	50	5.5%
2374 Motor Parkway
Ronkonkoma, NY 11779
Taxpayer ID No. 27-1986113

Shorebrooks Holding Corp.	$1	50	5.5%
133 Cirrus Rd
Holdrook, NY 11741
Taxpayer ID No. 27-2337613

Class C Members:

Robert Feldstein	$1	50	5.5%
16 Springhurst Park Drive
Dobbs Ferry, NY 10522
Taxpayer ID No.

Charles Dexter Powers, Jr.	$1	50	5.5%
Unit 503, Block 3
Nan Fung Industrial City
18 Tin Hau Road
Tuen Mun, Hong Kong, N.T. SAR
Taxpayer ID No.